================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 2002




                          NEWFIELD EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                       1-12534              72-1133047
 (STATE OR OTHER JURISDICTION        (COMMISSION FILE       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)         NUMBER)         IDENTIFICATION NUMBER)


                          363 N. SAM HOUSTON PARKWAY E.
                                   SUITE 2020
                              HOUSTON, TEXAS 77060
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 847-6000


================================================================================

ITEM 5. OTHER EVENTS

         On July 22, 2002, Newfield Exploration Company ("Newfield" or the "Company") announced its financial and operating results for the second quarter and year-to-date 2002. Set forth below is a portion of the press release.

SECOND QUARTER 2002
-------------------

         For the second quarter of 2002, Newfield reported net income of $20.1 million, or $0.44 per share (all per share amounts are on a diluted basis), stated before the effect of a non-cash charge related to FAS 133. Stated after the effect of the non-cash charge, net income for the second quarter of 2002 was $16.3 million, or $0.36 per share. Revenues in the second quarter of 2002 were $161.6 million. This compares to net income in the second quarter of 2001 of $53.0 million, or $1.11 per share, stated before the effect of a non-cash gain related to FAS 133. Stated after the effect of the non-cash gain, earnings for the second quarter of 2001 were $56.7 million, or $1.18 per share. Revenues in the second quarter of 2001 were $200.7 million. For the second quarter of 2002, operating cash flow before changes in working capital was $99.7 million, or $2.07 per share, compared to $144.7 million, or $2.97 per share, in the same period of 2001.

         Newfield's second quarter 2002 production, when stated on an energy equivalent basis, increased 4% over the same period of 2001 and 8.5% over the first quarter of 2002. Newfield's second quarter 2002 production was 47.5 billion cubic feet equivalent (Bcfe), or an average of 522 million cubic feet equivalent per day. The following tables detail quarterly production and average realized prices:

    SECOND QUARTER PRODUCTION

                                                                  2Q02            2Q01           % CHANGE
                                                                 ------          ------          --------
United States
     Natural gas (Bcf)*                                            37.9            35.5               7%
         Natural gas (MMcf/d)                                       416             390               7%
     Oil and condensate production (MMBbls)                        1.33            1.37              (3)%
         Oil and condensate production (BOPD)                    14,602          15,101              (3)%
Australia
     Oil and condensate liftings (MMBbls)                          .278            .342             (19)%
         Oil and condensate liftings (BOPD)                       3,049           3,757             (19)%
Total
     Natural gas (Bcf)                                             37.9            35.5               7%
     Oil and condensate (MMBbls)                                   1.61            1.72              (6)%
     Total Production (Bcfe)                                       47.5            45.8               4%

--------------

     * During the second quarter of 2002, the Company resolved several open accounting matters relating to prior periods. The matters included such things as the calculation of royalties due to the Minerals Management Service and accounting for production from a recent acquisition. As a result of the resolution of these matters, the Company recorded an additional 1.9 Bcf of gas production and related revenue, DD&A and income tax in the second quarter of 2002.

    AVERAGE REALIZED PRICES

                                                              2Q02           2Q01              % CHANGE
                                                            ----------     ----------          --------

United States
     Natural gas (per Mcf)                                  $     3.21     $     4.39            (27)%
     Oil and condensate (per Bbl)                           $    23.84     $    24.45             (2)%
Australia
     Oil and condensate (per Bbl)                           $    25.72     $    28.02             (8)%
Total
     Natural gas (per Mcf)                                  $     3.21     $     4.39            (27)%
     Oil and condensate (per Bbl)                           $    24.17     $    25.16             (4)%
     Total per Mcfe                                         $     3.37     $     4.35            (23)%

         Newfield's lease operating expense (LOE) in the second quarter of 2002, stated on a unit of production basis, was $0.54 per thousand cubic feet equivalent (Mcfe) compared to $0.50 per Mcfe in the same period last year. Newfield's DD&A expense in the second quarter of 2002 was $1.64 per Mcfe compared to $1.56 per Mcfe in the second quarter of 2001. The Company's general and administrative (G&A) expense for the second quarter of 2002 was $0.27 per Mcfe compared to $0.26 per Mcfe in the same period of 2001. Net interest expense and dividends were $0.15 per Mcfe in the second quarter of 2002 compared to $0.12 per Mcfe in the second quarter of 2001. Capitalized interest in the second quarter of 2002 was $2.1 million compared to $2.8 million in the same period last year.

         Capital expenditures in the second quarter of 2002 were about $80 million.

YEAR-TO-DATE 2002
-----------------

         Stated without the effect of a non-cash charge related to FAS 133, Newfield posted net income of $40.1 million, or $0.88 per share in the first half of 2002. Stated with the impact of the non-cash charge, net income for the first half of 2002 was $32.6 million, or $0.73 per share. Revenues for the first half of 2002 were $309.7 million. Stated without the impact of a non-cash gain related to FAS 133, net income for the first half of 2001 was $117.2 million, or $2.45 per share. Stated with the impact of the non-cash gain, income in the first half of 2001 was $115.1 million, or $2.41 per share. Revenues for the first six months of 2001 were $410.1 million. Operating cash flow before changes in working capital was $196.4 million, or $4.08 per share, in the first half of 2002 compared to $285.7 million, or $5.88 per share, in the first half of 2001.

         Production volumes for the first half of 2002 were 7% above the same period last year. The Company produced 91.3 Bcfe in the first six months of 2002 compared to 85.4 Bcfe in the first six months of the prior year. The following tables detail production and average realized prices for the first half of 2002:

    YEAR-TO-DATE PRODUCTION

                                                                1H02             1H01           % CHANGE
                                                               ------           ------          --------

United States
     Natural gas (Bcf)*                                          71.8             66.3             8%
         Natural gas (MMcf/d)                                     397              366             8%
     Oil and condensate production (MMBbls)                      2.68             2.62             2%
         Oil and condensate production (BOPD)                  14,797           14,450             2%
Australia
     Oil and condensate liftings (MMBbls)                        .576             .581            (1)%
         Oil and condensate liftings (BOPD)                     3,181            3,212            (1)%
Total
     Natural gas (Bcf)                                           71.8             66.3             8%
     Oil and condensate (MMBbls)                                 3.25             3.20             2%
     Total Production (Bcfe)                                     91.3             85.4             7%

-------------

     *During the second quarter of 2002, the Company resolved several open accounting matters relating to prior periods. The matters included such things as the calculation of royalties due to the Minerals Management Service and accounting for production from a recent acquisition. As a result of the resolution of these matters, the Company recorded an additional 1.9 Bcf of gas production and related revenue, DD&A and income tax in the second quarter of 2002.

    AVERAGE REALIZED PRICES

                                                              1H02          1H01             % CHANGE
                                                            --------      --------           --------

United States
     Natural gas (per Mcf)                                   $ 3.23         $ 4.94              (35)%
     Oil and condensate (per Bbl)                            $22.93         $24.56               (7)%
Australia
     Oil and condensate liftings (per Bbl)                   $23.80         $27.30              (13)%
Total
     Natural gas (per Mcf)                                   $ 3.23         $ 4.94              (35)%
     Oil and condensate (per Bbl)                            $23.08         $25.06               (8)%
     Total per Mcfe                                          $ 3.36         $ 4.77              (30)%

          In the first half of 2002, LOE, stated on a unit of production basis, averaged $0.53 per Mcfe compared $0.51 per Mcfe in the first half of 2001. DD&A expense in the first half of 2002 was $1.63 per Mcfe compared to $1.55 per Mcfe in the same period of the prior year. G&A expense in the first half of 2002 was $0.28 per Mcfe, up slightly when compared to the prior year expense of $0.27 per Mcfe.

         Capital spending in the first half of 2002 totaled $161 million.

CONSOLIDATED STATEMENT OF INCOME                                  FOR THE                    FOR THE
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)            THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                  JUNE 30,                   JUNE 30,
                                                          ------------------------    ------------------------
                                                             2002          2001          2002          2001
                                                          ----------    ----------    ----------    ----------
OIL AND GAS REVENUES                                      $  161,611    $  200,747    $  309,650    $  410,073
                                                          ----------    ----------    ----------    ----------
OPERATING EXPENSES:
   Lease operating                                            25,706        22,750        48,759        43,574
   Transportation                                              1,316         1,563         2,647         2,825
   Production and other taxes                                  3,861         5,463         7,271        12,581
   Depreciation, depletion and amortization                   78,027        71,577       149,234       132,723
   General and administrative                                 12,206        11,236        23,973        21,926
   Stock compensation                                            757           703         1,335         1,298
                                                          ----------    ----------    ----------    ----------
       TOTAL OPERATING EXPENSES                              121,873       113,292       233,219       214,927
                                                          ----------    ----------    ----------    ----------

INCOME FROM OPERATIONS                                        39,738        87,455        76,431       195,146

OTHER INCOME (EXPENSE):
   Interest income and other, net                             (1,247)          529           569         1,142
   Interest expense                                           (7,134)       (6,641)      (14,348)      (13,623)
   Capitalized interest                                        2,130         2,824         4,273         4,154
   Dividends on preferred securities of
   Newfield Financial Trust I                                 (2,336)       (2,336)       (4,672)       (4,672)
   Unrealized commodity derivative expense *                  (5,880)        5,719       (11,525)        4,161
                                                          ----------    ----------    ----------    ----------
                                                             (14,467)           95       (25,703)       (8,838)
                                                          ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                                    25,271        87,550        50,728       186,308
                                                          ----------    ----------    ----------    ----------

Income tax provision                                           9,001        30,813        18,132        66,426
                                                          ----------    ----------    ----------    ----------

Income before cumulative effect of change in
     accounting principle                                     16,270        56,737        32,596       119,882

Cumulative effect of change in accounting principle*              --            --            --         4,794
                                                          ----------    ----------    ----------    ----------

NET INCOME                                                $   16,270    $   56,737    $   32,596    $  115,088
                                                          ==========    ==========    ==========    ==========

EARNINGS PER SHARE:
   BASIC
     Income before cumulative effect of change
       in accounting principle                            $     0.37    $     1.27    $     0.74    $     2.70
     Cumulative effect of change in accounting
       principle*                                                 --            --            --         (0.11)
                                                          ----------    ----------    ----------    ----------
     Net income                                           $     0.37    $     1.27    $     0.74    $     2.59
                                                          ==========    ==========    ==========    ==========

   DILUTED
     Income before cumulative effect of change
       in accounting principle                            $     0.36    $     1.18    $     0.73    $     2.50
     Cumulative effect of change in accounting
       principle*                                                 --            --            --         (0.09)
                                                          ----------    ----------    ----------    ----------
     Net income                                           $     0.36    $     1.18    $     0.73    $     2.41
                                                          ==========    ==========    ==========    ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
     FOR BASIC EARNINGS PER SHARE                             44,376        44,651        44,295        44,387

WEIGHTED AVERAGE SHARES OUTSTANDING
     FOR DILUTED EARNINGS PER SHARE                           48,928        49,314        48,838        49,098

----------
*ASSOCIATED WITH SFAS 133.


PRODUCTION DATA                                                   FOR THE                             FOR THE
                                                             THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                  JUNE 30,                            JUNE 30,
                                                       ------------------------------     --------------------------------
                                                          2002               2001             2002                2001
                                                       ------------      ------------     -------------       ------------

Average daily production:
     Oil and condensate (Bbls)                               17,651            18,858            17,978             17,662
     Gas (Mcf)                                                416.0             390.2             396.5              366.1

Average realized price:
     Oil and condensate (Bbls)                         $      24.17      $      25.16     $       23.08       $      25.06
     Gas (Mcf)                                         $       3.21      $       4.39     $        3.23       $       4.94

CONSOLIDATED BALANCE SHEET                                   JUNE 30,     DECEMBER 31,
(UNAUDITED, IN THOUSANDS OF DOLLARS)                           2002          2001
                                                          ------------    ------------

                  ASSETS
Current assets:
   Cash & cash equivalents                                $      7,657    $     26,610
   Accounts receivable, oil and gas                            120,918          92,644
   Inventories                                                   9,446           7,332
   Commodity derivatives *                                       9,318          79,012
   Other current assets                                         22,827          25,006
                                                          ------------    ------------
       Total current assets                                    170,166         230,604
                                                          ------------    ------------

Oil and gas properties, net (full cost method)               1,419,746       1,408,579
Furniture, fixtures and equipment, net                           6,868           6,807
Commodity derivatives *                                            743           7,409
Other assets                                                     9,396           9,972
                                                          ------------    ------------
                                                          $  1,606,919    $  1,663,371
                                                          ============    ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities                  $    148,538    $    160,814
Commodity derivatives *                                          8,133           4,217
                                                          ------------    ------------
       Total current liabilities                               156,671         165,031
                                                          ------------    ------------

Other liabilities                                                8,959           6,288
Commodity derivatives *                                          3,119           1,813
Long-term debt                                                 375,653         428,631
Deferred taxes                                                 205,472         207,880
                                                          ------------    ------------
       Total long-term liabilities                             593,203         644,612
                                                          ------------    ------------

Company-obligated, mandatorily redeemable,
  convertible preferred securities of Newfield
  Financial Trust I                                            143,750         143,750
                                                          ------------    ------------

STOCKHOLDERS' EQUITY
   Common stock                                                    453             449
   Additional paid-in capital                                  372,242         364,734
   Treasury stock                                              (26,130)        (25,794)
   Unearned compensation                                        (7,659)         (7,845)
   Accumulated other comprehensive income (loss)
     Foreign currency translation adjustment                    (4,056)         (8,918)
     Commodity derivatives *                                   (16,567)         24,936
   Retained earnings                                           395,012         362,416
                                                          ------------    ------------
     Total stockholders' equity                                713,295         709,978
                                                          ------------    ------------
     Total liabilities and stockholders' equity           $  1,606,919    $  1,663,371
                                                          ============    ============

----------
* Associated with SFAS 133.

CONSOLIDATED STATEMENT OF                                             FOR THE                    FOR THE
CASH FLOWS                                                      THREE MONTHS ENDED          SIX MONTHS ENDED
(UNAUDITED, IN THOUSANDS OF DOLLARS)                                 JUNE 30,                   JUNE 30,
                                                             ------------------------    ------------------------
                                                                2002          2001          2002          2001
                                                             ----------    ----------    ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                $   16,270    $   56,737    $   32,596    $  115,088
   Depreciation, depletion and amortization                      78,027        71,577       149,234       132,723
   Deferred taxes                                                (1,194)       21,414         1,710        35,938
   Stock compensation                                               757           703         1,335         1,298
   Commodity derivatives *                                        5,880        (5,719)       11,525        (4,161)
   Cumulative effect of change in
        accounting principle*                                        --            --            --         4,794
                                                             ----------    ----------    ----------    ----------
                                                                 99,740       144,712       196,400       285,680
   Changes in operating assets and liabilities                   (1,961)        6,299            28        66,862
                                                             ----------    ----------    ----------    ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                   97,779       151,011       196,428       352,542
                                                             ----------    ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition, net of cash acquired                                 --            --            --      (264,089)
   Additions to oil and gas properties                          (80,494)     (147,992)     (164,983)     (255,838)
   Additions to furniture, fixtures and equipment                  (731)         (924)       (1,557)       (2,036)
                                                             ----------    ----------    ----------    ----------
     NET CASH USED IN INVESTING ACTIVITIES                      (81,225)     (148,916)     (166,540)     (521,963)
                                                             ----------    ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                     133,000       189,000       261,000       852,000
   Repayments of borrowings                                    (168,000)     (187,000)     (314,000)     (809,000)
   Proceeds from issuance of senior notes                            --            --            --       174,879
   Proceeds from issuances of common stock                        1,433           823         4,829         1,353
   Purchases of treasury stock                                     (118)      (16,461)         (336)      (17,036)
                                                             ----------    ----------    ----------    ----------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        (33,685)      (13,638)      (48,507)      202,196
                                                             ----------    ----------    ----------    ----------
Effect of exchange rate changes on cash
  and cash equivalents                                             (340)         (274)         (334)          563
                                                             ----------    ----------    ----------    ----------

Increase (decrease) in cash and cash equivalents                (17,471)      (11,817)      (18,953)       33,338
Cash and cash equivalents, beginning of period                   25,128        63,606        26,610        18,451
                                                             ----------    ----------    ----------    ----------

Cash and cash equivalents, end of period                     $    7,657    $   51,789    $    7,657    $   51,789
                                                             ==========    ==========    ==========    ==========

----------
* Associated with SFAS 133.

ITEM 9. REGULATION FD DISCLOSURE

         On July 22, 2002, Newfield issued a press release that contained the following estimates of certain significant operating and financial data for the third quarter of 2002.

THIRD QUARTER 2002 ESTIMATES
----------------------------

         Below are estimates of certain significant operating and financial data for the third quarter of 2002. Although the Company believes the expectations reflected in this forward-looking information are reasonable, such expectations are based upon assumptions and anticipated results that are subject to numerous uncertainties. Please see the discussion regarding forward-looking information set forth below.

    NATURAL GAS PRODUCTION AND PRICING

         Newfield's natural gas production in the third quarter of 2002 is expected to be 34 - 37 Bcf (370 - 410 MMcf/d). The price received by the Company for its natural gas production from the Gulf of Mexico and onshore Gulf Coast has typically tracked the Henry Hub Index. Gas from the Company's Mid-Continent properties has typically sold at a discount of $0.12 - $0.15 per Mcfe to Henry Hub. Hedging gains or losses will affect price realizations.

    CRUDE OIL PRODUCTION AND PRICING

         Consolidated oil production in the third quarter of 2002 is expected to be 1.4 - 1.6 million barrels (16,000 - 18,000 BOPD). Australian oil production during the third quarter is expected to be 260 - 285 thousand barrels (2,800 - 3,100 BOPD). The oil volume estimates for the Company's Australian production in the third quarter reflect production downtime associated with annual maintenance on the production facilities. The timing of liftings in Australia will impact reported production and revenues. The price the Company receives from its Gulf Coast production has typically averaged about $2 below the NYMEX WTI price. Oil production from the Mid-Continent has typically sold for a $1.00 - $1.50 per barrel discount to WTI. Australian crude oil sales are based on the Tapis Benchmark, which has historically been comparable to WTI. Hedging gains or losses will affect price realizations.

         For the full-year 2002, the Company expects to produce 180-185 Bcfe, an increase of 3-6% over 2001 production volumes. This production estimate excludes the impact of the previously announced agreement to acquire EEX Corporation, which is expected to close in late September 2002. The Company may, however, elect to voluntarily curtail production in response to low oil and gas prices. Any curtailments could adversely impact the Company's growth projections.

    LEASE OPERATING EXPENSE

         Newfield's LOE, including domestic production and severance taxes and resource rent tax in Australia, is expected to be $31 - $35 million in the third quarter of 2002 ($0.70 - $0.78 per Mcfe). The Company's domestic LOE, including taxes, is expected to be $0.60 - $0.66 per Mcfe in the third quarter of 2002. This estimate includes severance taxes of $0.08 - $0.10 per Mcfe. LOE varies and is subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

    GENERAL AND ADMINISTRATIVE EXPENSE

         Newfield's G&A expense for the third quarter of 2002 is expected to be $12 - $13 million ($0.26 - $0.29 per Mcfe). This estimate includes accrual of performance-based pay.

    INTEREST EXPENSE

         The non-capitalized portion of the Company's interest expense for the third quarter of 2002 is expected to be $6 - $7 million ($0.14 - $0.16 per Mcfe), including a $2.3 million payment on its convertible trust preferred securities. Current borrowings under the Company's bank facilities are $56 million. The remainder of long-term debt consists of two separate issuances of senior notes that in the aggregate total $300 million. Capitalized interest for the third quarter of 2002 is expected to be about $2.2 million.

    INCOME TAXES

         Including both current and deferred taxes, the Company expects its consolidated income tax rate in the third quarter of 2002 to be about 35%.

         The Company provides information regarding its outstanding hedging positions in its annual report and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on the Company's web page at http://www.newfld.com. Through the web page, stockholders can elect to receive @NFX through e-mail distribution.

    FORWARD-LOOKING INFORMATION

         Certain of the statements set forth above regarding estimated or anticipated third quarter 2002 results, capital spending and yearly production volumes are forward-looking and based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2001. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                NEWFIELD EXPLORATION COMPANY

Date: July 24, 2002             By: /s/ TERRY W. RATHERT
                                    -------------------------------------------
                                        Terry W. Rathert
                                        Vice President and Chief Financial
                                        Officer (Authorized Officer and
                                        Principal Financial Officer)